As filed with the Securities and Exchange Commission on March 29, 2006.

Registration No. 333-123860

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	91-1788300
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Critical Path, Inc.

2 Harrison Street, 2nd Floor

San Francisco, California 94105

(415) 541-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s Principal Executive Offices)

Mark J. Ferrer

Chief Executive Officer

Critical Path, Inc.

2 Harrison Street, 2nd Floor

San Francisco, California 94105

(415) 541-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Michael J. Zukerman, Esq. General Counsel and EVP Critical Path, Inc. 2 Harrison Street, 2nd Floor San Francisco, California 94105 (415) 541-2500	Nathaniel M. Cartmell III Pillsbury Winthrop Shaw Pittman LLP P.O. Box 7880 San Francisco, California 94120 (415) 983-1000

DEREGISTRATION OF UNSOLD SECURITIES

On April 5, 2005, Critical Path, Inc. (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-123860) (the “Registration Statement”) covering up to an aggregate of 28,574,363 shares of the Company’s common stock, $0.001 par value, issuable upon the conversion of the Series E Redeemable Convertible Preferred Stock of the Company (“Common Stock”) to be sold by certain selling security holders of the Company. On May 12, 2005, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

Pursuant to Rule 477 promulgated under the Securities Act of 1933, (the “Securities Act”) and the Company’s undertaking in Item 17 of Part II of the Registration Statement, the Company respectfully requests that the Commission withdraw the Company’s Registration Statement on Form S-3, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered thereon. The Registration Statement was filed in order to register the Common Stock issued to certain purchasers in a private placement in January and March of 2004. The Company is requesting the withdrawal of the Registration Statement because the shares of Common Stock are now eligible for resale under Rule 144(k).

Accordingly, the Company hereby de-registers the Common Stock registered pursuant to the Registration Statement that remain unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 29, 2006.

CRITICAL PATH, INC.

By	/s/ James A. Clark
James A. Clark Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Ferrer Mark Ferrer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 29, 2006

/s/ James A. Clark James A. Clark	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2006

* Tom Tinsley	Director	March 29, 2006

* Ross M. Dove	Director	March 29, 2006

* Frost R.R. Prioleau	Director	March 29, 2006

*By	/s/ Michael J. Zukerman Michael J. Zukerman As Attorney-in-Fact